QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2018 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the acquisition of Macquarie Utilities, Inc. on December 4, 2017 and the exclusion of Eversource Aquarion Holdings, Inc. (formerly Macquarie Utilities, Inc.) from the assessment of internal controls over financial reporting), relating to the consolidated financial statements and the related financial statement schedules of Eversource Energy and subsidiaries, and the effectiveness of Eversource Energy and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of Eversource Energy and subsidiaries for the year ended December 31, 2017, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, CT

April 3, 2018

QuickLinks

  Exhibit 23.1